Exhibit 10.10

Version B

Restricted Stock Award No. 1

ATLANTIC CAPITAL BANCSHARES, INC.

2006 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

Name of Participant:
Grant Date:
Number of Shares Subject to Award:

THIS AGREEMENT (together with Schedule A attached hereto, this “Agreement”), made the      day of                      (as defined below, the “Grant Date”), between Atlantic Capital Bancshares, Inc., a Georgia corporation (the “Corporation”), and                                 , an Employee, Director or Independent Contractor of the Corporation or an Affiliate (the “Participant”).

R E C I T A L S :

In furtherance of the purposes of the Atlantic Capital Bancshares, Inc. 2006 Stock Incentive Plan, as it may be hereafter amended (the “Plan”), and in consideration of the services of the Participant and such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation and the Participant hereby agree as follows:

1. Incorporation of Plan. The rights and duties of the Corporation and the Participant under this Agreement shall in all respects be subject to and governed by the provisions of the Plan, a copy of which is delivered herewith or has been previously provided to the Participant and the terms of which are incorporated herein by reference. In the event of any conflict between the provisions in this Agreement and those of the Plan, the provisions of the Plan shall govern. Unless otherwise defined herein, capitalized terms in this Agreement shall have the same definitions as set forth with the Plan.

2. Grant of Restricted Stock Award.

(a) The number of shares of the Corporation’s Common Stock (the “Common Stock”) subject to the Restricted Stock Award granted under this Agreement shall be shares (the “Shares”). Any portion of the Shares subject to the Award which have not vested (due to continued service requirements, performance objectives or other conditions) shall be referred to as “Unvested Shares.” Any portion of the Shares subject to the Award which were granted without being subject to continued service, performance objectives or other conditions, and/or shares as to which such conditions have been met or cancelled shall be referred to as “Vested Shares.”

(b) Subject to the terms of this Agreement and the Plan, the Corporation hereby grants the Participant an award (the “Award”) for that number of Shares as is set forth in this Section 2.

3. Share Certificates; Dividends and Voting Rights. Subject to the conditions of Section 3, a certificate or certificates representing the Shares subject to the Award shall be issued in the name of the Participant promptly after the Grant Date. The Participant shall not be deemed to be the holder of any of the Shares subject to the Award and shall not have any rights of a stockholder unless and until certificates for such Shares have been issued to him or them. The Administrator shall require, as a condition to the grant of the Award and the issuance of the Shares, that (i) the Participant deliver the certificates representing all of the Unvested Shares to the Administrator or its designee to be held in escrow until the Award vests (in which case the Shares will be promptly released to the Participant) or is forfeited (in which case the Shares will be returned to the Corporation); and/or (ii) the Participant deliver to the Corporation a stock power, endorsed in blank (or similar instrument), relating to the Unvested Shares and in addition to both (i) and/or (ii), the Participant has executed such other agreements required under Section 10(a). Upon the issuance and delivery of a certificate for the Shares, the Participant shall have such rights and incidents of ownership of the Shares acquired pursuant to the Award, including voting rights, the right to receive dividends when and if paid by the Corporation and to exercise such additional rights with respect to the Shares, as are permitted by the Plan, the Agreement, any other agreements and any applicable laws, rules or regulations (or similar guidance), including but not limited to the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Internal Revenue Code of 1986, as amended (the “Code”) and applicable state and federal bank regulations (collectively, “Applicable Laws”); provided, however, that, (i) except as otherwise provided in Section 5(b) herein, any Unvested Shares subject to the Award (and any related voting rights, dividend rights or other rights as a stockholder) shall be forfeited in the event that the employment or service of the Participant terminates (for any reason) prior to the time such Unvested Shares vest, and in the event of such termination or forfeiture, the Participant shall have no rights with respect to the Award or the Unvested Shares; and (ii) all of the Shares subject to the Award shall be subject to any restrictions applicable under the Plan (including but not limited to the provisions of Section 14 therein), this Agreement and any other applicable agreements.

4. Vesting of Award.

(a) Subject to the terms of the Plan and the Agreement, including but not limited to Section 5 and Section 12 herein, the Award shall vest, and the Shares subject to the Award shall vest, upon such date or dates, and subject to such conditions, as are described on Schedule A, which is attached hereto and expressly made a part of this Agreement. Without limiting the effect of the foregoing, the Shares subject to the Award may vest in installments over a period of time, if so provided in Schedule A.

(b) The Administrator has sole authority to determine whether and to what degree the Award has vested and to interpret the terms and conditions of this Agreement and the Plan.

5. Effect of Termination of Employment or Service; Forfeiture of Award.

(a) Except as otherwise provided in this Section 5(b), in the event that the employment or service of the Participant is terminated (such date of termination of employment or service being referred to as the “Termination Date”) and all or part of the Award has not vested pursuant to the Plan and this Agreement, then the Award, to the extent not vested as of the Participant’s Termination Date, shall be forfeited immediately upon such termination, and the Participant shall have no further rights with respect to the Award or the Shares underlying that portion of the Award that has not yet vested (that is, the Unvested Shares).

(b) Notwithstanding the provisions of Section 5(a), the Award shall become 100% vested upon the termination of the Participant’s employment or service if and only if the Participant’s termination is:

(i) due to Death;

(ii) due to Disability; or

(iii) due to Good Reason (as defined in Participant’s Employment Agreement with the Corporation and/or Atlantic Capital Bank (the “Bank”) (the “Employment Agreement”) or if there is no Employment Agreement defining Good Reason, as defined in Section 5(c) of this Agreement);

The Administrator shall have sole discretion to the basis for the Participant’s termination of employment or service, including whether such termination is due to Disability, or Good Reason.

(c) For purposes of this Agreement, “Good Reason” shall occur if during the Participant’s employment, the Participant’s employment is materially and adversely altered by the Corporation by

(i) a material diminution in the Participant’s base compensation;

(ii) a material diminution in the Participant’s, authority, duties or responsibilities; or

(iii) a change (of more than 50 miles) in the geographic location at which the Participant must perform services.

6. No Right of Continued Employment or Service. Neither the Plan, the grant of the Award nor any other action related to the Plan shall confer upon the Participant any right to continue in the employment or service of the Corporation or an Affiliate or to interfere in any way with the right of the Corporation or an Affiliate to terminate the Participant’s employment or service at any time. Except as otherwise expressly provided in the Plan or this Agreement or as determined by the Administrator, all rights of the Participant with respect to the Award shall terminate upon termination of the employment or service.

7. Nontransferability. The Award shall not be transferable (including by sale, assignment, pledge or hypothecation) other than by will or the laws of intestate succession, and the Participant or other recipient of the Award shall not sell, transfer, assign, pledge or otherwise encumber Shares subject to the Award until the Restriction Period has expired and until all conditions to vesting have been met. The designation of a beneficiary in accordance with the Plan does not constitute a transfer.

8. Superseding Agreement; Binding Effect. This Agreement supersedes any statements, representations or agreements of the Corporation with respect to the grant of the Award, any other related equity-based award or any related rights, and the Participant hereby waives any rights or claims related to any such statements, representations or agreements. This Agreement does not supersede or amend any non-competition agreement, non-solicitation agreement, employment agreement, consulting agreement or any other similar agreement between the Participant and the Corporation, including but not limited to any restrictive covenants contained in such agreements. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective executors, administrators, next-of-kin, successors and assigns.

9. Representations and Warranties of Participant. The Participant represents and warrants to the Corporation that:

(a) Agrees to Terms of the Plan and Agreement. The Participant has received a copy of the Plan, has read and understands the terms of the Plan and this Agreement, and agrees to be bound by their terms and conditions.

(b) Acquisition of Shares for Own Account for Investment. Any Shares of the Common Stock acquired pursuant to the Award shall be acquired for the Participant’s own account for investment purposes only and not with a view to, or for sale in connection with, a distribution of the Shares within the meaning of the Securities Act. The Participant has no present intention of selling or otherwise disposing of all or any portion of the Shares subject to the Award.

(c) Access to Information. The Participant has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that the Participant reasonably considers important in making a decision to acquire the Shares subject to the Award, and the Participant has had ample opportunity to ask questions of, and to receive answers from, the Corporation’s representatives concerning such matters and this investment.

(d) Understanding of Risks. The Participant is fully aware of: (i) the speculative nature of the investment in the Shares; (ii) the financial hazards involved in investment in the Shares; (iii) the lack of liquidity of the Shares subject to the Award and the restrictions on transferability of such Shares; (iv) the qualifications and backgrounds of the management of the Corporation; and (v) the tax consequences of investment in the shares of the Common Stock. The Participant is capable of evaluating the merits and risks of this investment, has the ability to protect his own interests in this transaction and is financially capable of bearing a total loss from such acquisition.

(e) No General Solicitation. At no time was the Participant presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale or purchase of the Shares subject to the Award.

(f) Compliance with Securities Laws. The Shares subject to the Award have not been registered with the Securities and Exchange Commission (“SEC”) under the Securities Act and, notwithstanding any other provision of this Agreement or the Plan to the contrary, the right to acquire any Shares subject to this Award is expressly conditioned upon compliance with all applicable federal and state securities laws. The Participant agrees to cooperate with the Corporation to ensure compliance with such laws.

(g) No Transfer Unless Registered or Exempt. None of the Corporation’s securities is presently publicly traded, and the Corporation has made no representation, covenant or agreement as to whether there will be a public market for any of its securities. The Participant understands that he may not transfer any Shares subject to the Award unless such Shares are registered under the Securities Act and qualified under applicable state securities laws or unless, in the opinion of counsel to the Corporation, exemptions from such registration and qualification requirements are available. The Participant understands that only the Corporation may file a registration statement with the SEC and that the Corporation is under no obligation to do so with respect to the Shares subject to the Award. The Participant has also been advised that exemptions from registration and qualification may not be available or may not permit the Participant to transfer all or any of the Shares subject to the Award in the amounts or at the times proposed by him. The Participant also agrees in connection with any registration of the Corporation’s securities that, upon the request of the Corporation or the underwriters managing any public offering of the Corporation’s securities, the Participant will not sell or otherwise dispose of any Shares without the prior written consent of the Corporation or such underwriters, as the case may be, for such period of time (not to exceed 180 days) after the effective date of such registration requested by such managing underwriters and subject to all restrictions as the Corporation or the underwriters may specify.

(h) Income Tax Consequences. The Corporation has made no warranties or representations to the Participant with respect to the tax consequences (including but not limited to income tax consequences) related to the transactions contemplated by this Agreement, and the Participant is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences. The Participant acknowledges that there may be adverse tax consequences upon acquisition or disposition of the Shares subject to the Award and that the Participant should consult a tax advisor prior to such acquisition or disposition. The Participant acknowledges that he has been advised that he should consult with is own attorney, accountant and/or tax advisor regarding the decision to enter into this Agreement and the consequences thereof. The Participant also acknowledges that the Corporation has no responsibility to take or refrain from taking any actions in order to achieve a certain tax result for the Participant.

10. Restrictions on Award and Shares.

(a) Other Agreements. As a condition to the issuance and delivery of Shares subject to the Award, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require the Participant or other person to become a party to this Agreement, any shareholders’ agreement, other agreement(s) restricting the transfer, purchase or repurchase of shares of Common Stock of the Corporation, voting agreement and/or employment agreements, consulting agreements, non-competition agreements, confidentiality agreements, non-solicitation agreements or other agreements imposing such restrictions as may be required by the Corporation. In addition, without in any way limiting the effect of the foregoing, the Participant or other holder of the Shares shall be permitted to transfer such Shares only if such transfer is in accordance with the terms of the Plan, this Agreement, any shareholders agreement and any other applicable agreements. The acquisition of the Shares by the Participant or any other holder of the Shares shall be subject to, and conditioned upon, the agreement of the Participant or other holder of such Shares to the restrictions described in the Plan, this Agreement, any shareholders agreement and any other applicable agreements.

(b) Compliance with Applicable Laws. The Corporation may impose such restrictions on the Award, the Shares and any other benefits underlying the Award as it may deem advisable, including without limitation restrictions under the federal securities laws, the requirements of any stock exchange or similar organization and any blue sky, state or foreign securities laws applicable to such securities. Notwithstanding any other provision in the Plan or this Agreement to the contrary, the Corporation shall not be obligated to issue, deliver or transfer shares of Common Stock, make any other distribution of benefits under the Plan, or take any other action, unless such delivery, distribution or action is in compliance with Applicable Laws (including but not limited to the requirements of the Securities Act). The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to the Award hereunder in such form as may be prescribed from time to time by Applicable Laws or as may be advised by legal counsel.

(c) Corporation’s Repurchase Rights. If the employment or service of the Participant with the Corporation or an Affiliate terminates for any reason (whether by the Corporation or the Participant, and whether voluntary or involuntary), the Corporation or its designee shall have the right (but not the obligation) to repurchase (the “Repurchase Right”) any or all Vested Shares issued to the Participant pursuant to the Award, subject to such terms and conditions (including but not limited to determination of the repurchase price (the “Repurchase Price”)) as may be stated in the Plan and this Agreement. Any Unvested Shares shall automatically be forfeited except as provided in Section 5(b) herein and such Shares shall automatically revert to and become the property of the Corporation without the payment of any consideration for such Shares. The Repurchase Price, if any, paid by the Corporation or its designee for any Vested Shares shall equal (i) the Fair Market Value (as defined in the Plan) per Share times the number of Shares being repurchased, if the Participant’s termination is for any reason other than Cause; or (ii) the lesser of the Fair Market Value or the Book Value per Share times the number of Shares being repurchased if the Participant’s termination is for Cause. For purposes herein, and unless the Administrator determines otherwise, “Book Value” shall mean the book value per share of the Common Stock as determined by the accounting firm then servicing the Corporation using generally accepted accounting principles, consistently applied. The Fair Market Value and/or Book Value shall be determined by the Administrator as of the Participant’s Termination Date or as of a date as soon as practicable preceding the Participant’s Termination Date. The Administrator’s determination of Fair Market Value and/or Book Value shall be final and conclusive. The Administrator also has sole discretion to determine the basis of the Participant’s termination, including whether such termination was for Cause. The Corporation’s Repurchase Right described herein may, in the Corporation’s discretion, be exercised by a designee or designees of the Corporation and, for the purposes of Section 10(c), references to the “Corporation” shall (unless the context otherwise requires) include its designee or designees. The Corporation may exercise its Repurchase Right under this Section 10(c) at any time during the 90-day period following the Participant’s Termination Date by delivering written notice to the Participant or other holder of such Shares. Such notice shall be accompanied by delivery of a certified or official bank check (or other consideration acceptable to the Corporation and the Participant or other holder) in the amount of the Repurchase Price for the Shares being repurchased; provided, however, that, the Administrator in its discretion may determine that the Repurchase Price shall be subject to any right of offset of the Corporation or other terms and conditions. In addition, the Corporation may delay payment of the Repurchase Price for such period as may be necessary to avoid adverse accounting consequences for the Corporation. Upon delivery of such notice and the payment of the Repurchase Price, the Corporation shall become the legal and beneficial owner of the Shares being purchased and all rights and interests therein or relating thereto. Shares issued pursuant to the Award shall also be subject to any repurchase, transfer or other restrictions contained in any shareholders agreement or similar agreement. In the event that any Shares held by the Participant shall be transferred to another person or entity, the Corporation’s Repurchase Right shall extend and apply to all Shares held by such transferee or transferees.

(d) Right of First Refusal.

(i) Grant of Right. In addition to the requirement of nontransferability in Section 7, the Corporation shall have a right of first refusal (the “Right of First Refusal”), exercisable in connection with any proposed Transfer of any Shares held by the Participant or other holder of such Shares. For the purposes of this Section 10(d), the term “Transfer” shall include, but not be limited to, transfer by sale, gift, pledge, or hypothecation, or transfer at the direction of a court, or in any bankruptcy, receivership or by operation of law, whether with or without consideration, intended to be made by the Participant or any other holder of the Shares (each, the “Owner”).

(ii) Notice of Intended Disposition. In the event any Owner of Shares desires to accept a bona fide third-party offer for the transfer of any or all of such shares (the shares subject to such offer to be hereinafter referred to as the “Target Shares”), the Owner shall promptly (A) deliver to the Corporation written notice (the “Disposition Notice”) of the terms of the offer, including the purchase price proposed to be paid by the third-party offeror (the “Agreed Price”) and the identity of the third-party offeror, and (B) provide satisfactory proof that the disposition of the Target Shares to such third-party offeror would not be in contravention of the provisions set forth in this Section 10.

(iii) Exercise of the Right of First Refusal. The Corporation shall, for a period of not less than 90 days following receipt of the Disposition Notice (the “First Refusal Period”), have the right to repurchase any or all of the Target Shares subject to the Disposition Notice upon the same terms as those specified therein or upon such other terms (not materially different from those specified in the Disposition Notice) to which the Owner consents. Such right shall be exercisable by delivery of written notice to the Owner prior to the expiration of the First Refusal Period. If such right is exercised with respect to all the Target Shares, then the closing date for any repurchase of shares by the Corporation pursuant to Section 10(d) shall be no later than the twentieth day following the end of the First Refusal Period. The Corporation’s purchase price for the Target Shares shall be the lesser of the Agreed Price and the applicable Valuation Price for the Target Shares. The Valuation Date applicable for purposes of Section 10(d) shall be the first day of the First Refusal Period.

(iv) Non-Exercise of the Right of First Refusal. In the event the Corporation does not provide notice of its intent to exercise the Right of First Refusal prior to the expiration of the First Refusal Period and after satisfying the other requirements of any other agreements between the Participant and the Corporation, the Owner shall have a period of 90 days thereafter in which to sell or otherwise dispose of the Target Shares to the third-party offeror identified in the Disposition Notice upon terms (including the purchase price) no more favorable to such third-party offeror than those specified in the disposition notice; provided, however, that any such sale or disposition must not be effected in contravention of the provisions of Section 10 herein. The third-party offeror shall acquire the Target Shares subject to the Repurchase Right, Right of First Refusal and the other provisions and restrictions of the Plan and this Agreement, and any subsequent disposition of the acquired shares must be effected in compliance with the terms and conditions of such Repurchase Right, Right of First Refusal and the provisions and restrictions of the Plan and this Agreement. In the event the Owner does not effect such sale or disposition of the Target Shares within the specified 90-day period, the Right of First Refusal shall continue to be applicable to any subsequent disposition of the Target Shares by the Owner until such right lapses.

(v) Determination of Valuation Price. For the purposes of this Agreement, unless the Administrator determines otherwise, the “Valuation Price” shall equal the Fair Market Value (as defined in the Plan) per share of the Common Stock.

(vi) Delivery and Payment. In the event that the Corporation exercises its Right of First Refusal, payment for the Target Shares shall be made by delivery of a certified or official bank check (or other consideration acceptable to the Corporation and the Participant or other holder) in the amount of the lesser of the Agreed Price and the Valuation Price for the Shares being purchased; provided, however, that, the Administrator in its discretion may determine that such price shall be subject to any right of offset of the Corporation or other terms and conditions. In addition, notwithstanding Section 10(d)(iii) herein, the Corporation may delay payment of such price for such period as may be necessary to avoid adverse accounting consequences for the Corporation. Upon delivery of notice and the payment of the applicable purchase price, the Corporation shall become the legal and beneficial owner of the Shares being purchased and all rights and interests therein or relating thereto. Shares issued pursuant to the Award shall also be subject to any repurchase, transfer or similar restrictions stated in any shareholders agreement. In the event that any Shares held by the Participant shall be transferred to another person or entity, the Corporation’s Right of First Refusal shall extend and apply to all Shares held by such transferee or transferees.

(e) Subsequent Transferees. The Corporation’s rights, including but not limited to the Repurchase Right and Right of First Refusal described in Section 10(c) and Section 10(d), respectively, shall apply to any shares held by a transferee or transferees (collectively, the “Transferee”), which shares were issued to the Participant pursuant to the Plan and subsequently transferred to the Transferee. The Corporation shall be under no obligation to transfer or issue shares to such Transferee, and such Transferee shall have no rights with respect to any such shares, until the Transferee has agreed to be subject to the terms and conditions of the Plan (including but not limited to the provisions of Section 10 herein), this Agreement and any other applicable agreement. Any transfer or purported transfer made by a purchaser of shares under the Plan, except at the times and in the manner herein specified, will be null and void and the Corporation shall not recognize or give effect to such transfer on its books and records or recognize the person or persons to whom such proposed transfer has been made as the legal or beneficial holder of those shares.

(f) Expiration of Repurchase Right and Right of First Refusal. The Corporation’s Repurchase Right and Right of First Refusal described in Section 10(c) and Section 10(d) shall expire in the event that a Public Market (as defined in the Plan) for the Common Stock (or successor securities) shall be deemed to exist.

11. Effect of Changes in Status. The Participant acknowledges that the Administrator has sole discretion to determine, at the time of grant of the Award or at any time thereafter, the effect, if any, on the Award (including but not limited to the vesting of the Award) due to any change in the Participant’s status as an Employee, Director or Independent Contractor, including but not limited to a change from full-time to part-time, or vice versa, or other similar change in the nature or scope of the Participant’s employment or service.

12. Effect of Change of Control.

(a) Except as may be otherwise provided under the Plan or this Agreement, and subject to any requirements of Section 409A of the Code or applicable bank regulatory approvals or restrictions, in the event of a Change of Control (as defined in Section 12(c) herein), the Award, if outstanding as of the date of such Change of Control, shall become fully vested.

(b) Notwithstanding the foregoing, if a Change of Control event occurs, the Administrator may, in its sole and absolute discretion, determine that the Award (or portion thereof) shall not vest on an accelerated basis, if the Corporation or the surviving or acquiring corporation, as the case may be, shall have taken such action, including but not limited to the assumption of Awards granted under the Plan or the grant of substitute awards (in either case, with substantially similar terms or equivalent economic benefits as awards granted under the Plan), as in the opinion of the Administrator is equitable or appropriate to protect the rights and interests of the Participant.

(c) For the purposes herein, except as may be otherwise required in order to avoid the imposition of a tax under Section 409A of the Code, a “Change in Control” shall be deemed to have occurred on the earliest of the following dates:

(i) The date any entity or person shall have become the beneficial owner of, or shall have obtained voting control over, 50% or more of the outstanding Common Stock of the Corporation;

(ii) The date the shareholders of the Corporation approve a definitive agreement (A) to merge or consolidate the Corporation with or into another corporation or other business entity (each, a “corporation”), in which the Corporation is not the continuing or surviving corporation or pursuant to which any shares of Common Stock of the Corporation would be converted into cash, securities or other property of another corporation, other than a merger or consolidation of the Corporation in which the holders of Common Stock immediately prior to the merger or consolidation continue to own immediately after the merger or consolidation at least 50% of the Common Stock, or, if the Corporation is not the surviving corporation, the common stock (or other voting securities) of the surviving corporation; provided, however, that if consummation of such merger or consolidation is subject to the approval of federal, state or other regulatory authorities or other approvals, then, unless the Administrator determines otherwise, a “Change in Control” shall not be deemed to occur until the later of the date of shareholder approval of such merger or consolidation or the date of final regulatory or other approvals of such merger or consolidation; or (B) to sell or otherwise dispose of all or substantially all the assets of the Corporation; or

(iii) The date there shall have been a change in a majority of the Board of Directors of the Corporation within a 12-month period unless the nomination for election by the Corporation’s shareholders of each new Director was approved by the vote of two-thirds of the members of the Board (or a committee of the Board, if nominations are approved by a Board committee rather than the Board) then still in office who were in office at the beginning of the 12-month period.

(iv) Notwithstanding the preceding provisions of Section 12(c) herein, in no event will a firm commitment underwritten public offering of the Common Stock pursuant to an effective registration statement under the Securities Act constitute a Change in Control.

(d) The Administrator shall have full and final authority, in its discretion, to determine whether a Change in Control of the Corporation has occurred, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(e) For the purposes herein, the term “person” shall mean any individual, corporation, partnership, group, association or other person, as such term is defined in Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, other than the Corporation, a subsidiary of the Corporation or any employee benefit plan(s) sponsored or maintained by the Corporation or any subsidiary thereof, and the term “beneficial owner” shall have the meaning given the term in Rule 13d-3 under the Exchange Act.

13. Governing Law. Except as otherwise provided in the Plan or herein, this Agreement and the Award shall be construed and enforced according to the laws of the State of Georgia, without regard to the principles of conflicts of laws, and in accordance with applicable federal laws of the United States.

14. Amendment and Termination; Waiver. Subject to the terms of the Plan, this Agreement may be amended, altered and/or terminated at any time by the Administrator; provided, however, that any such amendment, alteration or termination of the Award shall not, without the consent of the Participant, materially adversely affect the rights of the Participant with respect to the Award. Notwithstanding the foregoing, the Administrator shall have unilateral authority to amend the Plan and this Agreement (without Participant consent and without shareholder approval, unless such shareholder approval is required by Applicable Laws) to the extent necessary to comply with Applicable Laws or changes to Applicable Laws (including but not limited to Section 409A of the Code and federal securities laws). The Administrator also shall have unilateral authority to make adjustments to the terms and conditions of the Award in recognition of unusual or nonrecurring events affecting the Corporation or any Affiliate, or the financial statements of the Corporation or any Affiliate, or of changes in accounting principles, if the Administrator determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or necessary or appropriate to comply with applicable accounting principles. The waiver by the Corporation of a breach of any provision of this Agreement by the Participant shall not operate or be construed as a waiver of any subsequent breach by the Participant.

15. Withholding. The Participant acknowledges that the Corporation shall require the Participant to pay the Corporation in cash the amount of any tax or other amount required by any governmental authority to be withheld and paid over by the Corporation to such authority for the account of the Participant, and the Participant agrees, as a condition to the grant of the Award and delivery of the Shares, to satisfy such obligations. Notwithstanding the foregoing, the Administrator may establish procedures to permit the Participant to satisfy such obligations in whole or in part, and any other local, state, federal, foreign or other income tax obligations relating to the Award, by electing (the “election”) to have the Corporation withhold shares of Common Stock from the Shares to which the Participant is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each election must be made in writing to the Administrator in accordance with election procedures established by the Administrator. Notwithstanding the foregoing, share withholding to satisfy such tax obligations shall not be available in connection with any vesting of the Award during the first three years of the Corporation’s operations and, subsequent to such first three years, such share withholding shall not be available if it would represent a safety and soundness issue to the Corporation, based on applicable bank regulatory laws and regulations and other guidance.

16. Administration. The authority to construe and interpret this Agreement and the Plan, and to administer all aspects of the Plan, shall be vested in the Administrator, and the Administrator shall have all powers with respect to this Agreement as are provided in the Plan. Any interpretation of the Agreement by the Administrator and any decision made by it with respect to the Agreement shall be final and binding.

17. Notices. Except as may be otherwise provided by the Plan or determined by the Administrator, any written notices provided for in this Agreement or the Plan shall be in writing and shall be deemed sufficiently given if either hand delivered or if sent by fax or overnight courier, or by postage paid first class mail. Notices sent by mail shall be deemed received three business days after mailed but in no event later than the date of actual receipt. Notices shall be directed, if to the Participant, at the Participant’s address indicated by the Corporation’s records, or if to the Corporation, at the Corporation’s principal office.

18. Severability. If any provision of this Agreement shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining parts of this Agreement, and this Agreement shall be construed and enforced as if the illegal or invalid provision had not been included.

19. Right of Offset. Notwithstanding any other provision of the Plan or the Agreement, the Corporation may reduce the amount of any payment or benefit otherwise payable to or on behalf of the Participant by the amount of any obligation of the Participant to or on behalf of the Corporation that is or becomes due and payable, and, by entering into this Agreement, the Participant shall be deemed to have consented to such reduction.

20. Forfeiture of Award.

(a) Notwithstanding any other provision of this Agreement, if, at any time during the employment or service of the Participant or during the 12-month period following termination of employment or service (regardless of whether such termination was by the Corporation or the Participant, and whether voluntary or involuntary), the Participant engages in a Prohibited Activity (as defined herein), then the Option shall immediately be terminated and all of Participant’s rights under this Agreement shall be forfeited in their entirety.

(b) For the purposes herein, a “Prohibited Activity” shall have the meaning set forth on Schedule B attached hereto.

(c) The Participant acknowledges that the provisions of this Section 20 are not intended, standing alone, to preclude any competitive activity by the Participant, and agrees that compliance with these provisions is a condition precedent to the Participant’s rights under this Agreement.

(d) Notwithstanding the provisions of Section 20(a) herein, the waiver by the Corporation in any one or more instances of any rights afforded to the Corporation pursuant to the terms of Section 20(a) herein shall not be deemed to constitute a further or continuing waiver of any rights the Corporation may have pursuant to the terms of this Agreement or the Plan (including but not limited to the rights afforded the Corporation in Section 20 herein).

(e) By accepting this Agreement, and without limiting the effect of Section 19 herein, the Participant consents to a deduction (to the extent permitted by Applicable Laws) from any amounts the Corporation or an Affiliate may owe the Participant from time to time (including amounts owed to the Participant as wages or other compensation, fringe benefits, or vacation pay, as well as any other amounts owed to the Participant by the Corporation or an Affiliate), to the extent of the amounts the Participant owes the Corporation pursuant to this Agreement, including but not limited to Section 20 herein. Whether or not the Corporation elects to make any set-off in whole or in part, if the Corporation does not recover by means of set-off the full amount owed by the Participant pursuant to this Agreement, the Participant agrees to immediately pay the unpaid balance to the Corporation.

21. Counterparts; Further Instruments. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties hereto agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this Agreement.

22. Cash Settlement. Notwithstanding any provision of the Plan or this Agreement to the contrary, the Administrator may (subject to the prior approval of the Georgia Department of

Banking and Finance during the first three years of the Corporation’s operations and further subject to any requirements imposed under Section 409A of the Code) cause the Award (or portion thereof) to be cancelled in consideration of an alternative award or cash payment of an equivalent cash value, as determined by the Administrator in its sole discretion, made to the Participant.

IN WITNESS WHEREOF, this Agreement has been executed in behalf of the Corporation and by the Participant on the day and year first above written.

ATLANTIC CAPITAL BANCSHARES, INC.

By:
Printed Name:
Title:

Attest:

Secretary

[Corporate Seal]

PARTICIPANT

By:

Printed Name:

ATLANTIC CAPITAL BANCSHARES, INC.

2006 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

SCHEDULE A

Grant Date:

Number of Shares Subject to Award:                  shares

Restriction Period: The Shares subject to the Award shall vest and be earned in installments, as provided below, subject to the continued employment or service of the Participant and such other terms and conditions as may be imposed by the Plan and the Agreement:

Date of Vesting	Percentage of Shares Vested

ATLANTIC CAPITAL BANCSHARES, INC.

2006 STOCK INCENTIVE PLAN

Restricted Stock Award Agreement

SCHEDULE B

“Prohibited Activity”

A “Prohibited Activity” shall be any violation of any one or more than one of the protective covenants set forth hereafter:

1. Confidential Information and Trade Secrets. During the Participant’s employment, the parties acknowledge that the Corporation and/or Atlantic Capital Bank (collectively, the “Bank”) shall disclose, or has already disclosed, to the Participant for use in the Participant’s employment, and that the Participant will be provided access to and otherwise make use of, acquire, create, or add to certain valuable, unique, proprietary, and secret information of the Bank (whether tangible or intangible and whether or not electronically kept or stored), including financial statements, drawings, designs, manuals, business plans, processes, procedures, formulas, inventions, pricing policies, customer and prospect lists and contacts, contracts, sources and identity of vendors and contractors, financial information of customers of the Bank, and other proprietary documents, materials, or information indigenous to the Bank, relating to their businesses and activities, or the manner in which the Bank does business, which is valuable to the Bank in conducting its business because the information is kept confidential and is not generally known to the Bank’s competitors or to the general public (“Confidential Information”). Confidential Information does not include information generally known or easily obtained from public sources or public records, unless the Participant causes the Confidential Information to become generally known or easily obtained from public sources or public records.

(a) To the extent that the Confidential Information rises to the level of a trade secret under applicable law, then the Participant shall, during the Participant’s employment and for so long as the Confidential Information remains a trade secret under applicable law (or for the maximum period of time otherwise allowed by applicable law) (i) protect and maintain the confidentiality of such trade secrets and (ii) refrain from disclosing, copying, or using any such trade secrets without the Bank’s prior written consent, except as necessary in the Participant’s performance of the Participant’s duties while employed with the Bank.

(b) To the extent that the Confidential Information defined above does not rise to the level of a trade secret under applicable law, the Participant shall, during the Participant’s employment and for a period of one year following any voluntary or involuntary termination of employment (whether by the Bank or the Participant), (i) protect and maintain the confidentiality of the Confidential

Information and (ii) refrain from disclosing, copying, or using any Confidential Information without the Bank’s prior written consent, except as necessary in the Participant’s performance of the Participant’s duties while employed with the Bank.

2. Return of Property of the Bank. Upon any voluntary or involuntary termination of the Participant’s employment (or at any time upon request of the Bank), the Participant agrees to immediately return to the Bank all property of the Bank (including, without limitation, all documents, electronic files, records, computer disks or other tangible or intangible things that may or may not relate to or otherwise comprise Confidential Information or trade secrets, as defined by applicable law) that the Participant created, used, possessed or maintained while working for the Bank from whatever source and whenever created, including all reproductions or excerpts thereof. This provision does not apply to purely personal documents of the Participant, but it does apply to business calendars, Rolodexes, customer lists, contact sheets, computer programs, disks and their contents and like information that may contain some personal matters of the Participant. The Participant acknowledges that title to all such property is vested in the Bank.

3. Non-Diversion of Business Opportunity. During the Participant’s employment with the Bank and consistent with the Participant’s duties and fiduciary obligations to the Bank, the Participant shall (a) disclose to the Bank any business opportunity that comes to the Participant’s attention during the Participant’s employment with the Bank and that relates to the business of the Bank or otherwise arises as a result of the Participant’s employment with the Bank and (b) not take advantage of or otherwise divert any such opportunity for the Participant’s own benefit or that of any other person or entity without prior written consent of the Bank.

4. Non-Solicitation of Customers. During the Participant’s employment and for a period of twelve (12) months following any employment termination, the Participant agrees not to, directly or indirectly, contact, solicit, divert, appropriate, or call upon, with the intent of doing business with, the customers or clients of the Bank with whom the Participant has had material contact during the last year of the Participant’s employment with the Bank, including prospects of the Bank with whom the Participant had such contact during said last year of the Participant’s employment, if the purpose of such activity is either (a) to solicit such customers or clients or prospective customers or clients for a Competitive Business as herein defined (including, without limitation, any Competitive Business started by the Participant) or (b) to otherwise encourage any such customer or client to discontinue, reduce, or adversely alter the amount of its business with the Bank. the Participant acknowledges that, due to the Participant’s relationship with the Bank, the Participant will develop, or has developed, special contacts and relationships with the Bank’s clients and prospects, and that it would be unfair and harmful to the Bank if the Participant took advantage of these relationships in a Competitive Business.

5. Competitive Business. A “Competitive Business,” is an enterprise that is in the business of offering banking products and/or services, which services and/or products are similar or substantially identical to those offered by the Bank during the Participant’s employment with the Bank.

6. Non-Piracy of Employees. During the Participant’s employment and for a period of twelve (12) months following any employment termination, the Participant covenants and agrees that the Participant shall not, directly or indirectly: (a) solicit, recruit, or hire (or attempt to solicit, recruit, or hire) or otherwise assist anyone in soliciting, recruiting, or hiring, any employee or independent contractor (which shall not include non-exclusive outside vendors) of the Bank who performed work for the Bank within the last six (6) months of the Participant’s employment with the Bank or who was otherwise engaged or employed with the Bank at the time of said termination of employment of the Participant or (b) otherwise encourage, solicit, or support any such employees or independent contractors to leave their employment or engagement with the Bank, in either case until such employee or contractor has been terminated or separated from the Bank for at least twelve (12) months.

7. Non-Compete. During the Participant’s employment and for a period of twelve (12) months following any employment termination, the Participant agrees not to, directly or indirectly, compete with the Bank, as an officer, director, member, principal, partner, shareholder (other than a shareholder in a company that is publicly traded and so long as such ownership is less than five percent), owner, manager, supervisor, administrator, employee, consultant, or independent contractor, by working in the Territory (as defined herein) for or as a Competitive Business in the Territory (as defined herein), in a capacity identical or substantially similar to the capacity in which the Participant served at the Bank. The “Territory” shall be defined as the following counties in the State of Georgia: Barrow County; Bartow County; Butts County; Carroll County; Cherokee County; Clayton County; Cobb County; Coweta County; Dawson County; DeKalb County; Douglas County; Fayette County; Forsyth County; Fulton County; Gwinnett County; Haralson County; Heard County; Henry County; Jasper County; Lamar County; Meriwether County; Newton County; Paulding County; Pickens County; Pike County; Rockdale County; Spalding County; and Walton County. The Participant acknowledges that the Bank conducts its business within the Territory, that the Participant performs services for and on behalf of the Bank within the Territory, and that this paragraph (and the Territory) is a reasonable limitation on the Participant’s ability to compete with the Bank.

8. Acknowledgment. The Participant acknowledges that these covenants and promises (and their respective time, geographic, and/or activity limitations) are reasonable and that said limitations are no greater than necessary to protect said legitimate business interests in light of the Participant’s position with the Bank and the Bank’s business.